ADDENDUM TO EMPLOYMENT AGREEMENT


         This Addendum (the "Addendum") is made effective as of the 15th day of December, 2000 and is intended to amend a certain Employment Agreement (the "Agreement") by and between Erie Indemnity Company and Douglas F. Ziegler effective as of December 15, 1999.

         WHEREAS, the Company has determined that it is in the best interest of the Company and its Shareholders to secure the continued employment of the Executive in accordance with the terms of the Agreement; and

         WHEREAS, the Board of Directors of the Company at its meeting of December 12, 2000 has again agreed to extend the term of the Agreement for a period of one (1) additional year as contained herein; and

         WHEREAS, the Executive is agreeable to the extension of the Agreement.

         NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

         1. Paragraph 1 of the Agreement with respect to the Term is hereby amended by extending the Term to expire on December 15, 2002.

         2. All other terms and conditions of the Agreement remain in full force and effect.

ATTEST:                                              ERIE INDEMNITY COMPANY


/s/ Jan R. Van Gorder                         By:  /s/ F. William Hirt
    Jan R. Van Gorder                                  F. William Hirt
    Secretary                                          Chairman of the Board


WITNESS:

/s/ Charlotte F. Drobniewski                       /s/ Douglas F. Ziegler
    Charlotte F. Drobniewski                           Douglas F. Ziegler
    Executive Secretary                                378 Ridgeview Drive
                                                       Erie, PA 16505

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